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                                                                     Exhibit 5.1


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                                 August 24, 1999


To the Addressees Listed
     on Schedule Hereto:

              Re: Advanta Mortgage Loan Trust 1999-3 (the "Trust")
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Advanta National Bank, a national banking association (the "Bank"), Advanta Mortgage Corp. Midwest, a Pennsylvania corporation, Advanta Bank Corp. ("ABC"), a Utah industrial loan corporation, Advanta Mortgage Corp. Northeast, a New York corporation, Advanta Finance Corp., a Nevada corporation, Advanta Mortgage Conduit Services, Inc., a Delaware corporation, Advanta Mortgage Corp. USA, a Delaware corporation ("AMCUSA") (collectively, the "Affiliated Originators"), Advanta Conduit Receivables, Inc., a Nevada corporation ("ACRI"), and Advanta Mortgage Holding Company, a Delaware corporation ("AMHC") in connection with the execution and delivery of the following documents:

                  (i) Pooling and Servicing Agreement, dated as of August 1, 1999 (the "Pooling and Servicing Agreement"), among ACRI, as sponsor (the "Sponsor"), AMCUSA, as master servicer, and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee");

                  (ii) Underwriting Agreement, dated August 17, 1999 (the "Underwriting Agreement"), between ACRI and Bear, Stearns & Co., Inc. as the Representative of the Underwriters, (the "Representative");

                  (iii) Mortgage Loan Transfer Agreement, dated as of August 1, 1999, among the Sponsor, the Affiliated Originators and the Trustee, and the related Conveyance Agreement, dated as of August 24, 1999 among such parties (together, the "Transfer Agreement");

                  (iv) Two letter agreements executed and delivered by AMHC, one of which is dated August 1, 1999 and is addressed to the Representative and Ambac Assurance Corporation ("Ambac"), and one of which is dated August 1, 1999 and is addressed to the Trust and Ambac, pursuant to which AMHC acknowledges its joint-and-several liability with respect to certain of ACRI's, the Affiliated Originators' and AMCUSA's obligations to the Underwriters, Ambac and the Trust (collectively, the "AMHC Guaranties");

                  (v) Insurance and Indemnity Agreement, dated as of August 24, 1999 (the "Insurance Agreement"), among Ambac, the Sponsor, the Master Servicer and the Trustee;


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                  (vi) Indemnification Agreement, dated as of August 17, 1999
         (the "Indemnity Agreement"), among Ambac and the Underwriters; and

                  (vii) forms of the Certificates.

                  Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                  We have examined executed copies of the Pooling and Servicing Agreement, the Underwriting Agreement, the Transfer Agreement, the Insurance Agreement, the Indemnity Agreement and the AMHC Guaranties (collectively, the "Documents"). We have also examined a copy of each of the executed Certificates. We have also examined the Registration Statement (No. 333-75295) filed with the Securities and Exchange Commission (the "Commission") on Form S-3 (the "Registration Statement), in the form in which such Registration Statement was declared effective, the Prospectus dated August 10, 1999 (the "Prospectus"), the Preliminary Prospectus Supplement dated August 13, 1999 (the "Preliminary Prospectus Supplement") and the Prospectus Supplement dated August 17, 1999 (the "Prospectus Supplement") relating to the Class A Certificates.

                  We have also examined originals or photostatic or certified copies of all such corporate records of ACRI, AMCUSA, the Affiliated Originators and AMHC and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. As to certain issues of fact material to the opinions expressed herein, we have, with your consent, relied to the extent we deemed appropriate upon certificates and representations of officers of ACRI, AMCUSA, the Affiliated Originators and AMHC. In making our examinations and rendering the opinions herein expressed, we have made the following assumptions:

                  (1) each party to each of the Documents (other than ACRI, AMCUSA, the Affiliated Originators (other than ABC) and AMHC, as applicable) has the corporate power to enter into and perform all of its obligations thereunder;

                  (2) the due authorization, execution and delivery of the Documents by all parties thereto (other than ACRI, AMCUSA, the Affiliated Originators (other than ABC) and AMHC, as applicable) and the validity and binding effect on all parties (other than ACRI, AMCUSA, the Affiliated Originators (other than ABC) and AMHC of each of the Documents, as applicable);

                  (3) the genuineness of all signatures;

                  (4) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies;

                  (5) the Advanta Mortgage Loan Trust 1999-3 created under the Pooling and Servicing Agreement (the "Trust") will qualify as a real estate mortgage investment


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         conduit ("REMIC") as defined in Section 860D of the Internal Revenue
         Code of 1986, as amended (the "Code");

                  (6) the Class A Certificates and the Class B Certificates will each constitute "regular interests" and the Class R-I Certificates and Class R-II Certificates will each constitute the "residual interest" in a REMIC, as such terms are defined in Section 860G(a) of the Code;

                  (7) as to paragraph 21 below, we assume that the parties to the Documents have and will perform their respective obligations thereunder, including the delivery to the Trustee of Notes relating to the Mortgage Loans following payment of legal and sufficient consideration therefor, without any such Note having been discharged, or the related Mortgage satisfied or released and without the Trustee having actual or constructive notice of the existence of any claim, lien, charge, mortgage, security interest, encumbrance or right of ACRI, any Affiliated Originator or creditors of ACRI or others. Further we have assumed the absence of any defense against enforcement of, or right of offset against, each such Note and the related Mortgage. We have undertaken no independent review of the Mortgage Loans, including the Notes and the Mortgages and have relied solely upon the representations of ACRI and of the Affiliated Originators in the Transfer Agreement and the Pooling and Servicing Agreement that they have title to the Mortgage Loans; and

                  (8) in the case of each purchaser of a Class A Certificate investing assets of an employee benefit plan covered by ERISA, such plan is a plan to which Prohibited Transaction Exemption 91-14 is fully available.

                  We have assumed that the Mortgages and rights to receive payment under the Mortgage Loans are not subject to any right, lien or interest of any government or any agency or instrumentality thereof (including without limitation any federal or state tax lien, or lien arising under Title IV of ERISA) and that they are not subject to any lien arising by operation of law or any judicial lien.

                  The opinions expressed in paragraphs 4, 6 and 9 with respect to the enforceability of certain agreements are subject to the following additional qualifications:

                  (b) The effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally or the rights of creditors of national banking associations in the event of bankruptcy, insolvency, reorganization, moratorium or receivership.

                  (c) The application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  In addition, we wish to advise you that the enforceability of certain provisions set forth in the Underwriting Agreement, the Insurance Agreement and the Indemnity Agreement


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which purport to provide for indemnification for losses due to securities laws violations may be limited by public policy considerations.

                  We are admitted to the Bars of the States of New York and California, and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal law, corporate and other applicable laws of the States of Delaware, Nevada and Pennsylvania. With respect to the corporate laws of the States of Delaware, Nevada and Pennsylvania, the opinions expressed below are based solely on our review of statutes as in effect in those States and judicial decisions with respect thereto. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

                  Based upon the foregoing and subject to the last paragraph hereof, we are of the opinion that:

                  1. ACRI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, and is qualified to do business in each state necessary to enable it to perform its obligations under the Documents. ACRI has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Documents.

                  2. AMCUSA has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the Transfer Agreement, the Insurance Agreement and the Pooling and Servicing Agreement. AMCUSA has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Transfer Agreement, the Insurance Agreement and the Pooling and Servicing Agreement.

                  3. Each Affiliated Originator (other than ABC) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business in each state necessary to enable it to perform its obligations under the Transfer Agreement. Each Affiliated Originator (other than ABC) has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of the Transfer Agreement.

                  4. Each of the Documents has been duly and validly authorized, executed and delivered by ACRI, all requisite corporate action having been taken with respect thereto. Each of the Documents constitutes the valid, legal and binding agreement of ACRI, and is enforceable against ACRI in accordance with its terms.

                  5. Each of the Pooling and Servicing Agreement, the Insurance Agreement and the Transfer Agreement has been duly and validly authorized, executed and delivered by AMCUSA, and in the case of the Transfer Agreement, by the Affiliated Originators (other than ABC), all requisite corporate action having been taken with respect thereto.


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                  6. Each of the Pooling and Servicing Agreement, the Insurance
         Agreement and the Transfer Agreement constitutes the valid, legal and binding agreement of AMCUSA, and in the case of the Transfer Agreement, of the Affiliated Originators (other than ABC), and each is enforceable against AMCUSA and in the case of the Transfer Agreement, of the Affiliated Originators (other than ABC), in accordance with its terms.

                  7. AMHC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business in each state necessary to enable it to perform its obligations under the AMHC Guaranties. AMHC has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the conditions of, the AMHC Guaranties.

                  8. The AMHC Guaranties have been duly and validly authorized, executed and delivered by AMHC, all requisite corporate action having been taken with respect thereto.

                  9. Each of the AMHC Guaranties each constitutes the valid, legal and binding agreement of AMHC, and each is enforceable against AMHC in accordance with its terms.

                  10. The Pooling and Servicing Agreement, assuming the due execution and delivery thereof by the Trustee, creates a valid, express trust under the laws of the State of New York. Each Certificate, assuming the due execution by the Trustee and due authentication by the Trustee and payment therefor, is validly issued and outstanding and is entitled to the benefits of the Pooling and Servicing Agreement.

                  11. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the States of New York, Nevada, Delaware, Pennsylvania and California for the execution, delivery and performance of any of the Pooling and Servicing Agreement, the Insurance Agreement or the Transfer Agreement or the consummation of any other transaction contemplated thereby by AMCUSA or, in the case of the Transfer Agreement, the Affiliated Originators (other than ABC), except such which have been obtained.

                  12. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the States of New York, Nevada, Delaware and California for the execution, delivery and performance of the Documents or the offer, issuance, sale or delivery of the Class A Certificates or the consummation of any other transaction contemplated thereby by ACRI, except such which have been obtained.

                  13. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the States of New York, Delaware and California, for the execution, delivery and performance of the AMHC Guaranties, except such which have been obtained.


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                  14. To our knowledge, following due inquiry made of the
         appropriate officers of ACRI, AMCUSA and the Affiliated Originators (other than ABC), there are no actions, proceedings or investigations pending or, to our knowledge, threatened against ACRI, AMCUSA or the Affiliated Originators (other than ABC) before any court, governmental agency or body or other tribunal (a) asserting the invalidity of the Documents or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Documents, (c) which would materially and adversely affect the performance by ACRI, AMCUSA or the Affiliated Originators (other than ABC), as applicable, of obligations under, or the validity or enforceability of, the Documents or the Certificates, or (d) that would adversely affect the status of the Trust as a "real estate mortgage investment conduit" ("REMIC"), as such term is defined in the Internal Revenue Code of 1986, as amended.

                  15. None of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Certificates, or the execution, delivery or performance by the Affiliated Originators (other than ABC) of the Transfer Agreement, or AMCUSA of the Pooling and Servicing Agreement, the Insurance Agreement and the Transfer Agreement (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of AMCUSA or the Affiliated Originators (other than ABC), as applicable; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which AMCUSA or the Affiliated Originators (other than ABC), as applicable, is a party or is bound which has been identified to us by the appropriate officers of AMCUSA; (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over AMCUSA or the Affiliated Originators (other than ABC), as applicable, which has been identified to us by the appropriate officers of AMCUSA; or (iv) any law, rule or regulation of the States of New York, Nevada, Pennsylvania, Delaware or the federal government (including, without limitation, any bulk sales law), or (b) results in, or will result in, the creation or imposition of any lien, charge or encumbrance upon the Trust Estate created under the Pooling and Servicing Agreement or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.

                  16. None of the transfer of the Mortgage Loans to the Trust, the issuance or sale of the Certificates, or the execution, delivery or performance by ACRI of the Documents (a) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default under (i) any term or provision of the certificate of incorporation or bylaws of ACRI; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which ACRI is a party or is bound, which has been identified to us by an officer or representative of ACRI; (iii) any order, judgment, writ, injunction or decree of any court or governmental agency or body or other tribunal having jurisdiction over ACRI, which has been identified to us by an officer or representative of ACRI; or (iv) any law, rule or regulation of the States of New York or Nevada or the federal government, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the Trust Estate or upon the Certificates, except as otherwise contemplated by the Pooling and Servicing Agreement.


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                  17. The execution, delivery or performance by AMHC of the AMHC
         Guaranties does not conflict with or will not conflict with and does not result or will not result in a breach of, and does not constitute or will not constitute a default under, (i) any term or provision of the certificate of incorporation or bylaws of AMHC; (ii) any term or provision of any material agreement, contract, instrument or indenture, to which AMHC is a party or is bound, which have been identified to us by appropriate officers of AMHC; (iii) any order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over AMHC, which have been identified to us by appropriate officers of AMHC; or (iv) any law, rule or regulation of the States of New York, Delaware and California or the federal government.

                  18. To the best of our knowledge, following due inquiry made of the appropriate officers of AMHC, there are no actions, proceedings or investigation pending or to our knowledge threatened against AMHC before any court, administrative agency or other tribunal (a) asserting the invalidity of the AMHC Guaranties, (b) seeking to prevent the consummation of any of the transactions contemplated by the AMHC Guaranties, or (c) which would materially and adversely affect the performance by AMHC of obligations of the AMHC Guaranties.

                  19. The Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (other than the financial and statistical data included therein, as to which we are not called upon to express any opinion), at the time the Registration Statement became effective and as of the date hereof comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, which has not been filed or described as required.

                  20. Neither the qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended, nor the registration of the Trust created by the Pooling and Servicing Agreement under the Investment Company Act of 1940, as amended, is required.

                  21. Immediately upon the receipt by the Trust, and the receipt by ACRI and, as applicable, by each Affiliated Originator of legal and sufficient consideration therefor, the Trust shall, pursuant to the laws of the State of New York, be vested with good and indefeasible title to, and shall be the sole owner of, and shall obtain all right, title and interest of ACRI and of the Affiliated Originators in and to, the Mortgage Loans, free and clear of any claim, lien, charge, mortgage, security interest, encumbrance or rights of ACRI or of the Affiliated Originators or creditors of ACRI or of the Affiliated Originators, see Federal Deposit Ins. Corp. v. Forte, 463 N.Y.S.2d 844, 849 (A.D.2d Dep't 1983), except that until such time as assignments of mortgage are recorded in the


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         name of the Trustee in the appropriate jurisdictions (x) the Trustee may not, in certain jurisdictions, be independently able to enforce the Mortgage against the related Mortgaged Property or the related Mortgagor, (y) the related Affiliated Originators could record an assignment of a Mortgage in the name of a third party or record a discharge and satisfaction of a Mortgage and (z) any notices which may be given to the record holder of a Mortgage would be given to the related Affiliated Originators.

                  22. The statements in the Preliminary Prospectus Supplement and the Prospectus Supplement set forth under the captions "Description of the Certificates" and "The Pooling and Servicing Agreement", to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                  23. The statements in the Prospectus set forth under the captions "ERISA Considerations", "Material Federal Income Tax Consequences" and "Legal Aspects of Mortgage Loans" and the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement set forth under the captions "ERISA Considerations", "State Taxes" and "Material Federal Income Tax Consequences", to the extent that they constitute matters of federal, New York or California law, or federal, New York or California legal conclusions, provide a fair and accurate summary of such law or conclusions.

                  24. To the best of our knowledge, the Registration Statement has become effective and the Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order directed to any prospectus or prospectus supplement relating to the Class A Certificates (including the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement), and has not initiated or threatened any proceeding for that purpose.

                  25. The provision in the Pooling and Servicing Agreement which provides for the laws of New York to be the governing law would be upheld by a court applying New York or California law, or, if not upheld, then such court applying New York or California law would hold that California law is the governing law for the Pooling and Servicing Agreement.

                  Assuming that the Trust's acquisition of any Subsequent Mortgage Loan is effected in accordance with the provisions of the Pooling and Servicing Agreement, our opinions set forth above refer to such Subsequent Mortgage Loans as well as the Initial Mortgage Loans held by the Trust.

                  We have rendered legal advice and assistance to ACRI and AMCUSA in the course of their investigation pertaining to, and their participation in the preparation of, the Registration Statement, the Prospectus the Preliminary Prospectus Supplement, the Prospectus Supplement, and other matters relating to the sale of the Certificates. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of ACRI and AMCUSA. We also participated with the ACRI and AMCUSA in


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conferences with representatives of the Underwriters and its counsel during which the contents of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and related matters were discussed. Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, in the course of our examination of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and certain other documents and our participation in the discussions hereinabove mentioned, no facts have come to our attention which lead us to believe that the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (other than the financial statements and other financial and statistical data contained therein, as to which we are not called upon to express any belief) as of its date and on the date hereof contain any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.



                                          Very truly yours,


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                                   SCHEDULE I


Advanta Conduit Receivables, Inc.             Ambac Assurance Corporation
10790 Rancho Bernardo Road                    One State Street Plaza
San Diego, California  92127                  New York, New York  10004

Advanta Mortgage Corp. USA                    Bankers Trust Company of
10790 Rancho Bernardo Road                     California, N.A., as Trustee
San Diego, California  92127                  Three Park Plaza
                                              16th Floor
Bear, Stearns & Co. Inc.                      Irvine, California  92614
as Representative of the Underwriters
245 Park Avenue                               Moody's Investors Service, Inc.
New York, New York  10167                     99 Church Street
                                              New York, New York  10007
Arthur Andersen LLP
1601 Market Street                            Standard & Poor's Ratings Services
Philadelphia, Pennsylvania  19103             55 Water Street
                                              New York, New York  10041